FOR IMMEDIATE RELEASE


          SIGNAL TECHNOLOGY AND LOGIMETRICS ENTER INTO LETTER OF INTENT

Danvers, Massachusetts and Bohemia, New York, March 14, 2000 - Signal Technology Corporation (AMEX: STZ) ("Signal") and LogiMetrics, Inc. (OTCBB: LGMTA) ("LogiMetrics" or the "Company") announced today that they have entered into a non-binding (except in certain respects, some of which are noted below) letter of intent pursuant to which Signal proposes to acquire the Company through the merger of a wholly owned subsidiary of Signal with and into LogiMetrics. In connection with the proposed merger, Signal currently intends to contribute the assets of the Company's subsidiary, mmTech, Inc., to Signal's recently formed Signal Wireless Group ("SWG"). Pursuant to the current terms of the proposed merger, holders of LogiMetrics common stock (including shares issuable upon the exercise or conversion of certain options, warrants and convertible securities) would receive, based on a formula to be finalized, a certain percentage of a tracking security that would reflect the performance of SWG ("SWG Equity"), which would be distributed upon completion of a public offering of SWG Equity, and shares of Signal common stock. Such merger consideration is subject to due diligence investigation and valuation. The proposed merger is intended to be tax-free to the stockholders of LogiMetrics for federal income tax purposes.

In connection with the letter of intent, Signal has loaned approximately $2,000,000 to the Company for working capital and other purposes. Concurrently, certain existing investors in the Company have also loaned the Company approximately $1,000,000.

Pursuant to the letter of intent, the Company granted to Signal the option to purchase the Company's high-power amplifier business, currently conducted at the Company's facility in Bohemia, New York (the "New York Business"), for a purchase price of $2,000,000 less the unpaid portion of any loans made by Signal to the Company.

In addition, upon execution of the letter of intent, Signal, through its Keltec division, assumed the management and operation of the New York Business and has assumed all current liabilities of the New York Business. Signal is responsible for all expenses incurred and is entitled to retain all revenues generated in connection with its operation of that business. Signal also has agreed to make interest payments on the Company's outstanding bank indebtedness during the period it is operating the New York Business.

Pursuant to the letter of intent, the Company is obligated under certain circumstances to re-pay all loans made by Signal, together with a prepayment penalty, and to pay certain termination fees and costs in the event that the Company enters into a letter of intent or similar agreement for an acquisition transaction with a third party. In addition, if the Company enters into an acquisition transaction with a third party, under certain circumstances Signal has the right to retain ownership of the New York Business for no additional consideration.

As of March 1, 2000, the Company had 28,672,245 shares of its common stock issued and outstanding and approximately 47,900,000 additional shares of common stock reserved for issuance upon the exercise or conversion of securities outstanding as of that date.

The consummation of the proposed merger is subject to the satisfaction or waiver of a number of customary conditions precedent, including the satisfactory completion of the Company's and Signal's due diligence investigation of the business and affairs of one another, the Company's compliance with its reporting obligations under the Securities Exchange Act of 1934, as amended, the approval of the proposed merger by the boards of directors and shareholders of Signal and the Company and the receipt of any required consents, authorization and approvals. No assurances can be given that such conditions will be satisfied or as to the timing thereof. Further, no assurances can be given that the merger will be consummated on the terms summarized above or at all.

About LogiMetrics:



Through the Company's wholly owned subsidiary, mmTech, Inc., the Company develops and manufactures point-to-multipoint broadband, fixed wireless radios and transceivers for sale to telecommunications system integrators, such as Newbridge Networks Corporation. mmTech's products allow ISPs and wireless telecom companies to provide customers with first/last mile broadband access for integrated data, Internet, voice and video transmission. mmTech, a pioneer in this technology, has equipment deployed in commercial service and market trials around the world. For further information about mmTech, please visit its Web site at http://www.mm-tech.com. In addition, through its New York Business, the Company is a leading manufacturer of high-power traveling wave tube amplifiers.

About Signal Technology Corp.:

Signal designs and produces sophisticated, state-of-the-art electronic components and systems for communications, defense and space applications. Through SWG, Signal develops and manufactures leading edge RF radio sub-systems for point-to-point broadband fixed wireless applications for telecommunications equipment suppliers worldwide. SWG also develops and manufactures switching/combining components and subsystems for PCS/cellular digital applications for sale to wireless base station infrastructure providers. In its defense businesses, Signal develops and manufactures RF, microwave, and power conversion components and subsystems for communications networks, electronic countermeasures, missiles, radar intelligence and guidance systems for sale to major defense prime contractors worldwide. For further information about Signal, please visit Signal's Web site at http://www.sigtech.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are based on the beliefs of management as well as assumptions made by and information currently available to management. When used in this press release, the words "estimate," "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views of management with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Factors that could cause actual results to differ materially from management's expectations include, but are not limited to, the following: general economic and political conditions, conditions in the wireless communications markets, LogiMetrics' continuing need for additional capital to finance its working capital needs, the effects of competition and technological change on demand for the products of both Signal and LogiMetrics, conditions in the securities markets generally, and in the markets for the common stock of LogiMetrics and Signal, and risks related to LogiMetrics' current financial condition, including the willingness of customers and suppliers to continue to do business with, and to extend trade credit to, LogiMetrics. Other factors may be described from time to time in the public filings of Signal and LogiMetrics with the Securities and Exchange Commission, news releases and other communications. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither Signal nor LogiMetrics undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Contact:

For LogiMetrics, Inc. :        Norman M. Phipps, President, (516) 784-4110
For Signal Technology Corp.:   George Lombard, Chairman and CEO, (978) 774-2281,
                               or Sharon Merrill Associates, Inc.
                               Erica Smith, (617) 542-5300